Exhibit 10.5

FULL HOUSE RESORTS, INC.

NONQUALIFIED INDUCEMENT STOCK OPTION GRANT NOTICE

As an inducement material to the decision by the individual listed below (the “Optionee”) to accept employment with Full House Resorts, Inc., a Delaware corporation (the “Company”), and pursuant to that certain employment agreement entered into by and between the Optionee and the Company, dated as of November 28, 2014 (the “Employment Agreement”), the Company hereby grants to the Optionee a nonqualified stock option to purchase the number of shares of the common stock of the Company (“Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. This Option is made and granted as a stand-alone award and is not granted under or pursuant to the Full House Resorts, Inc. 2006 Incentive Compensation Plan (the “Plan”). However, unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Optionee:	Daniel R. Lee
Grant Date:	November 28, 2014
Vesting Commencement Date:	November 28, 2015
Exercise Price per Share:	$1.25/Share
Total Number of Shares Subject to the Option:	943,834	Shares
Expiration Date:	November 28, 2024
Vesting Schedule:
Subject to Optionee’s continued service with the Company through the applicable vesting date, the Option shall vest and become exercisable with respect to 25% of the total number of Shares subject thereto on the Vesting Commencement Date, and with respect to 1/48th of the total number of Shares subject thereto on each monthly anniversary of the Vesting Commencement Date thereafter, and at such other times and circumstances as provided in the Employment Agreement.

Termination:	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.

By his or her signature, the Optionee agrees to be bound by the terms and conditions of the Agreement and this Grant Notice. The Optionee has reviewed the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Agreement or relating to the Option.

[Signature Page Follows]

FULL HOUSE RESORTS, INC.		OPTIONEE

By:	/s/ Carl Braunlich	By:	/s/ Daniel R. Lee
Print Name:	Carl Braunlich	Print Name:	Daniel R. Lee
Title:	Director
Address:		Address:
Email:

EXHIBIT A

TO NONQUALIFIED INDUCEMENT STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Nonqualified Inducement Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Full House Resorts, Inc., a Delaware corporation (the “Company”), has granted to the Optionee an option (the “Option”) to purchase the number of Shares indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1           Non-Plan Grant; Incorporation of Terms of Plan. The Option is made and granted as a stand-alone award, separate and apart from, and outside of, the Full House Resorts, Inc. 2006 Incentive Compensation Plan (the “Plan”), and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option as though the Option had been granted under the Plan (including but not limited to the adjustment provision contained in Section 10(c) of the Plan), and the Option shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Option shall not be counted for purposes of calculating the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan as set forth in Section 4(a) of the Plan or for purposes of calculating the award limitations with respect to the Optionee under Section 5 of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.

1.2           Employment Inducement Grant. The Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such exemption.

ARTICLE II.

GRANT OF OPTION

2.1           Grant of Option. In consideration of the Optionee’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement. The Option shall be a nonqualified stock option.

2.2           Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

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2.3           Consideration to the Company. In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Related Entity. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or any Related Entity or shall interfere with or restrict in any way the rights of the Company and its Related Entities, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without Cause (as defined below), except to the extent expressly provided otherwise in a written agreement between the Company or an Related Entity and the Optionee.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1           Commencement of Exercisability.

(a)           Subject to Sections 3.1(b), 3.1(c) and 3.3 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)           In addition, the Option may be subject to accelerated vesting under certain circumstances to the extent set forth in the Employment Agreement, subject to the terms and conditions thereof and as may be amended from time to time.

(c)           Except as provided in the Employment Agreement, no portion of the Option which has not become vested and exercisable at the date of the Optionee’s termination of Continuous Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and the Optionee.

3.2           Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3           Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)           The Expiration Date set forth in the Grant Notice;

(b)           The date that is ninety (90) days from the date of the Optionee’s termination of Continuous Service by the Company for Cause or by the Optionee without Good Reason (other than due to death or disability or expiration of the Term of the Employment); or

(c)           The expiration of one (1) year from the date of the Optionee’s termination of Continuous Service for any other reason (including without limitation by reason of the Optionee’s death or disability, due to the expiration of the Term of the Employment Agreement, by the Company without Cause or by the Optionee for Good Reason.

For the purposes of this Agreement, “Cause”, “Good Reason” and “Term” shall have the meanings for “cause”, “good reason”, and “Term,” respectively, set forth in the Employment Agreement.

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ARTICLE IV.

EXERCISE OF OPTION

4.1           Person Eligible to Exercise. Except as provided in Section 5.2 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution.

4.2           Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional shares.

4.3           Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)           A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b)           Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c)           Any other written representations or documents as may be required in the Committee’s sole discretion to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and

(d)           In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4           Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           Cash;

(b)           Check;

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(c)           Delivery of a written or electronic notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)           With the consent of the Committee, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;

(e)           Surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or

(f)           With the consent of the Committee, such other form of legal consideration as may be acceptable to the Committee.

4.5           Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or treasury Shares. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 10(a) of the Plan.

4.6           Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10(c) of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1           Administration. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under this Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of this Agreement that the Committee deems to be necessary or appropriate to the administration of this Agreement. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.

5.2           Transferability of Option.

(a)           Except as provided in the Employment Agreement, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or as set forth in Section 10(b) of the Plan, unless and until the Option has been exercised and the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed;

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(b)           The Option shall not be liable for the debts, contracts or engagements of the Optionee or the Optionee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 5.2(a) hereof; and

(c)           During the lifetime of the Optionee, only the Optionee may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to Section 10(b) of the Plan; after the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under this Agreement, be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

(d)           Notwithstanding any other provision in this Agreement, the Optionee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Optionee and to receive any distribution with respect to the Option upon the Optionee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to this Agreement is subject to all terms and conditions of this Agreement, except to the extent this Agreement otherwise provides, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Optionee is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a community property state, a designation of a person other than the Optionee’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Optionee’s interest in the Option shall not be effective without the prior written consent of the Optionee’s spouse or domestic partner. If no beneficiary has been designated or survives the Optionee, payment shall be made to the person entitled thereto pursuant to the Optionee’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Optionee at any time provided the change or revocation is filed with the Committee prior to the Optionee’s death.

5.3           Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of such shares and that Optionee is not relying on the Company for any tax advice.

5.4           Adjustments. The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 10 of the Plan.

5.5           Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature on the Grant Notice. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.5. Any notice shall be deemed duly given when sent to the Optionee via email or when sent to either party by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

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5.6           Optionee’s Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

5.7           Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8           Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.9           Conformity to Securities Laws. The Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10         Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, provided, however, that no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

5.11         Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 5, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

5.12         Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.13         Not a Contract of Employment. Nothing in this Agreement shall confer upon the Optionee any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

5.14         Entire Agreement. The Grant Notice and this Agreement, and the Employment Agreement, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

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5.15         Section 409A. Notwithstanding any other provision of this Agreement or the Grant Notice, this Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Committee may, in its discretion, adopt such amendments to this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.

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